Exhibit 4.21

Rider I TO THE LEASE AGREEMENT
1 July 2025
between
MAXIMA PROPCO VI B.V.
as Landlord
and
Nebius b.v.
as Tenant
with respect to
the office building
TRIPOLIS 100

TABLE OF CONTENTS

Clause		Page

1	Definitions	1
2	clause 13 of the Lease	1
3	New energy label	2
4	number of square meters and rental price	2
5	Commencement date	3
6	Goods and services	3
7	Handover report office floors	3
8	Handover report Remaining Landlord Improvements	3
9	Technical drawings	3
10	rent free period	3
11	Miscellaneous	3

SCHEDULES

Schedule 1
New energy label
Schedule 2
Measurement report
Schedule 3
List with goods and services (including advance payment)
Schedule 4
Signed Handover Report Office Floors
Schedule 5
Signed Handover Report Remaining Landlord Improvements
Schedule 6
Document list approved technical drawings

THIS RIDER I dated 1 July 2025 and made between:

(1)

MAXIMA PROPCO Vi b.v., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), incorporated and existing under Dutch law, having its registered office (statutaire zetel) in Amsterdam and its office address at Polarisavenue 144, (2132 JX) Hoofddorp, registered with the trade register of the chamber of commerce under number 64593215 (Landlord); and

(2)

nEBIUS b.v., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), incorporated and existing under Dutch law, having its registered office (statutaire zetel) in Amsterdam and its office address at Schiphol Boulevard 165, (1118 BG) Schiphol, Amsterdam, registered with the trade register of the chamber of commerce under number 51515539 (Tenant);

Landlord and Tenant hereinafter jointly the Parties and each a Party.

Background:

(A)	On 3 December 2024 the Landlord and the Tenant entered into a lease agreement with respect to the Leased Space (Lease);
(B)

Pursuant to clause 13 of the Lease, the Parties have agreed to enter into the Rider in which the items referred to in clause 13 of the Lease will be determined and/or, as the case may be, attached; and

(C)	The Parties have laid down the items referred to in clause 13 of the Lease in this Rider I.

IT IS AGREED as follows:

1	Definitions
1.1	Capitalised words and expressions used but not defined in this Rider I including its recitals and the Schedules shall have the same meaning as in the Lease.
2	clause 13 of the Lease
2.1	The table below sets out where the items mentioned in clause 13 of the Lease are determined / dealt with:

No.	Item	Determined / dealt with where:
A	The new energy label (referred to in clause 2.4 of the Lease) (to be attached later)	Set out in clause 3 of this Rider I and to be attached later as Schedule 1 to this Rider I
B	The Measurement Report and the (adjusted) rental price based on the Measurement Report Number (referred to in clause 2.5 of the Lease and the example calculation of clause 12.20 of the Lease).	Set out in clause 4 of this Rider I and attached as Schedule 2 to this Rider I

C	The actual Commencement Date (referred to in clause 4.1 of the Lease)	Set out in clause 5.1 of this Rider I
D	The list with goods and services including the associated advance payment for service charges (referred to in clause 6.1 of the Lease)	Set out in clause 6 of this Rider I and attached as Schedule 3 to this Rider I
E	The signed Handover Report Office Floors (referred to in clause 2.1 and 12.1 of the Lease)	Set out in clause 7 of this Rider I and attached as Schedule 4 to this Rider I
F	The signed Handover Report Remaining Landlord Improvements (referred to in clause 2.1 and 12.8 of this Lease)	Set out in clause 8 of this Rider I and attached as Schedule 5 to this Rider I
G	The approved technical drawings (werktekeningen) (referred to in clause 12.15 of this Lease)	Set out in clause 9 of this Rider I and attached as Schedule 6 to this Rider I
H	The (converted) rent free period, if applicable (referred to in clause 12.20 of this Lease)	Set out in clause 10 of this Rider I

3	New energy label
3.1	A copy of the new energy label will be attached later to this Rider I (after the Tenant has realized its fit-out) as Schedule 1.
4	number of square meters and rental price
4.1

In accordance with clause 2.5 of the Lease, the final number of sq. m. LFA of the Office Space and the Bike Storage as part of the Leased Space, and thus the exact size of the Office Space and the Bike Storage as part of the Leased Space, has been determined on the basis of the Measurement Report, which is attached to this Rider I as Schedule 2.

4.2

According to the aforementioned Measurement Report and in deviation of clause 2.1 of the Lease, the actual number of sq. m. LFA Office Space and Bike Storage leased by the Tenant is as follows (apart from the Parking Spaces):

(a)	Office space:	[*] sq. m. LFA

(b)	Bike storage:	[*] sq. m. LFA

4.3

Since the number of sq. m. LFA following from the Measurement Report differs from the number included in clause 2.1 of the Lease, the rental price for the Office Space and the Bike Storage will be adjusted in accordance with the number of sq. m. LFA following from the Measurement Report.

4.4	The adjusted rental price is as follows. In deviation of clause 5.8 of the Lease the total initial annual rent for the Leased Space on the Commencement Date is EUR [*] (in words: [*]), excluding the advance payment on the supply of goods and services by or on behalf of the Landlord and excluding turnover tax.

4.5	For each payment period of [*] calendar months, the following amounts apply on the Commencement Date:
a)	the rental for the Office Space;	EUR [*]

b)	the rental for the Bike Storage;	EUR [*]

c)	the rental for the Parking Spaces;	EUR [*]

d)	the turnover tax payable on the rental; and	EUR [*]

e)	the advance payment on the supply of goods and services by or on behalf of the Landlord plus the applicable turnover tax;	EUR [*]

	TOTAL	EUR [*]

5	Commencement date
5.1	The actual Commencement Date of the Lease is 1 July 2025.
6	Goods and services
6.1	The list with goods and services to be supplied by or on behalf of the Landlord, including the associated advance payment for service charges, is attached to this Rider I as Schedule 3.
7	Handover report office floors
7.1	The signed Handover Report Office Floors is attached to this Rider I as Schedule 4.
8	Handover report Remaining Landlord Improvements
8.1	The signed Handover Report Remaining Landlord Improvements is attached to this Rider I as Schedule 5.
9	Technical drawings
9.1	The document list of the approved technical drawings (werktekeningen) is attached to this Rider I as Schedule 6.
10	rent free period
10.1

Parties have agreed that no part of the rent free period as included in the Lease will be converted in a CAPEX-contribution (and that thus clauses 12.19 and 12.20 of the Lease are no longer applicable).

11	Miscellaneous
11.1	All terms and conditions of the Lease and the applicable General Conditions shall apply in so far as the Parties have not expressly added, adjusted and/or amended the provisions of the Lease and/or the General Conditions in this Rider I. In case the provisions in this Rider I conflict with provisions of the Lease and/or the General Conditions, the provisions of this Rider I shall prevail.

11.2	Any communication in connection with this Rider I shall be in writing and unless otherwise stated, may be given in person, by email or post at the addresses stated above.
11.3	To the extent permitted by law, no Party to this Rider I may terminate, dissolve (ontbinden) or nullify (vernietigen) this Rider I.
11.4	This Rider I may be signed in counterparts.
11.5

This Rider I is governed by Dutch law and the court of Amsterdam, the Netherlands shall have exclusive jurisdiction and each addressee to this Rider I irrevocably submits to the jurisdiction of such court.

This Rider I has been entered into on the date stated at the beginning of this Rider I.

Remainder of page intentionally left blank

Signature page(s) follow

SIgnature Page

Landlord

MAXIMA PROPCO VI b.v.

/s/ H. de Wit		/s/ S.C. Shadbolt
By:	H. de Wit	By:	S.C. Shadbolt
Title:	director	Title:	director

Tenant

NEBIUS B.V.

/s/ A.A. de Cuba
By:		By:
Title:	Authorised signatory	Title:

Schedule 1

New energy label

Schedule 2

Measurement report

Schedule 3

List with goods and services (including advance payment)

Schedule 4

Signed Handover Report Office Floors

Schedule 5

Signed Handover Report Remaining Landlord Improvements

Schedule 6

Document list approved technical drawings